SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): January 8, 1997




                       ACTION PERFORMANCE COMPANIES, INC.
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)




         ARIZONA                       0-21630                   86-0704792
     ---------------                -------------            -----------------
     (State or other            (Commission File No.)      (IRS Employer ID No.)
jurisdiction of incorporation)




                  2401 West First Street, Tempe, Arizona 85281
                ------------------------------------------------
               (Address of principal executive office) (Zip Code)




       Registrant's telephone number, including area code: (602) 894-0100
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                       ACTION PERFORMANCE COMPANIES, INC.

                                CURRENT REPORT ON

                                    FORM 8-K



ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Motorsport Traditions

         On January 8, 1997, Action Performance Companies, Inc. (the "Company"), through MTL Acquisition, Inc. ("MTL Acquisition"), a wholly owned subsidiary, acquired the business and substantially all of the assets and assumed specified liabilities of Motorsport Traditions Limited Partnership, a North Carolina limited partnership ("MTL"). Also on January 8, 1997, the Company acquired all of the outstanding capital stock of Creative Marketing and Promotions, Inc., a North Carolina corporation ("CMP" and, together with MTL, "Motorsport Traditions") from Kenneth R. Barbee and 1995 Nascar Winston Cup Champion driver Jeff Gordon. The effective date of the acquisition of Motorsport Traditions is January 1, 1997. Motorsport Traditions markets and distributes licensed motorsports products, including apparel and other souvenir items, through a network of wholesale distributors, trackside events, and fan clubs. The Company intends to continue to operate the business of Motorsport Traditions in conjunction with the business of Sports Image, Inc., which the Company acquired in November 1996.

         The purchase price paid by the Company for the assets of MTL consisted of (i) cash in the amount of $5,400,000; (ii) a promissory note issued by MTL Acquisition in the principal amount of $1,600,000 (the "Purchase Price Note"); and (iii) 57,143 shares of the Company's Common Stock (the "MTL Shares"). The Purchase Price Note bears interest at 4% per annum, matures on December 31, 1998, and has been guaranteed by the Company. The Company acquired all of the outstanding capital stock of CMP from Messrs. Barbee and Gordon in exchange for an aggregate of 285,714 shares of the Company's Common Stock (the "CMP Shares").

         In connection with the issuance of the MTL Shares, the Company entered into a registration agreement with MTL and the general and limited partners of MTL. In connection with the issuance of the CMP Shares, the Company entered into a registration agreement with Messrs. Barbee and Gordon. These agreements require the Company to file a registration statement covering the MTL Shares and CMP Shares no later than January 31, 1997, and to use its best efforts to cause the registration statement to become effective as soon as practicable and to remain effective until December 31, 1999. In addition, the registration agreements grant the holders of the MTL Shares and the CMP Shares "piggyback" registration rights.

Financing Transactions

         In connection with the acquisition of Motorsport Traditions and the Company's November 1996 acquisition of Sports Image, on January 2, 1997, the Company entered into a $16.0 million credit facility with First Union National Bank of North Carolina (the "Credit Facility"). The Credit Facility consists of a revolving line of credit for up to $10.0 million through September 30, 1997, and up to $6.0 million from September 30, 1997 to March 31, 1998 (the "Line of Credit") and a $6.0 million letter of credit/bankers' acceptances facility (the "Letter of Credit/BA Facility"). The Line of Credit bears interest, at the Company's option, at a rate equal to either (i) the greater of (a) the bank's publicly announced prime rate or (b) a weighted average Federal Funds rate plus 0.5%, or (ii) LIBOR plus 1.9%. The Line of Credit is guaranteed by Sports Image and Motorsport Traditions. The Company utilized $4.0 million of the Line of Credit to provide part of the cash portion of the purchase price for Motorsport Traditions and an additional $4.0 million of the Line of Credit to repay a portion of the $24.0 million
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promissory note issued in connection  with the acquisition of Sports Image.  The
Letter of Credit/BA Facility is available for issuances of letters of credit and eligible bankers' acceptances in an aggregate amount up to $6.0 million to enable the Company to finance purchases of products from its overseas vendors. The Credit Facility will mature on March 31, 1998. The Credit Facility contains certain provisions that, among other things, will require the Company to comply with certain financial ratios and net worth requirements and will limit the ability of the Company and its subsidiaries to incur additional indebtedness or to sell assets or engage in certain mergers or consolidations.

         On January 2, 1997, the Company issued an aggregate of $20.0 million principal amount of senior notes (the "Senior Notes") to three insurance companies. The Senior Notes bear interest at the rate of 8.05% per annum, provide for semi-annual payments of accrued interest, and will mature on January 2, 1999. The Company may not prepay the Senior Notes prior to maturity, but will be required to offer to redeem the Senior Notes in the event of a "Change of Control" of the Company, as defined in the Senior Notes. The Senior Notes contain certain provisions that, among other things, will require the Company to comply with certain financial ratios and net worth requirements and will limit the ability of the Company and its subsidiares to incur additional indebtedness or to sell assets or engage in certain mergers on consolidations. The Senior Notes are guaranteed by Sports Image and Motorsport Traditions. The Company utilized the proceeds from the Senior Notes to repay the remainder of the promissory note issued in connection with the acquisition of Sports Image.

License and Endorsement Agreements

         In connection with the acquisition of Motorsport Traditions, the Company acquired the exclusive rights to manufacture and market various apparel and souvenir products bearing the name, likeness, and signature of Jeff Gordon and the likeness of his race car, pursuant to a license agreement with an affiliate of Mr. Gordon (the "Apparel and Souvenir License"). The Apparel and Souvenir License expires on December 31, 2000, subject to renewal by agreement between the parties. The Apparel and Souvenir License requires the Company to pay the licensor royalties based on a percentage of the wholesale price of licensed products sold by the Company, with minimum royalty payments each year during the term of the agreement.

         Also in connection with the acquisition of Motorsport Traditions, the Company entered into a license agreement (the "Die-Cast License") with an affiliate of Jeff Gordon, pursuant to which the Company has the exclusive right to manufacture and market die-cast replicas of Mr. Gordon's race car and related vehicles. The Die-Cast License excludes the right to manufacture and market certain die-cast collectibles currently licensed by a third party until that license expires in September 1997. The Die-Cast License expires on December 31, 2000. The Die-Cast License requires the Company the pay the licensor royalties based on a percentage of the wholesale price of licensed products sold by the Company, with minimum royalty payments each year during the term of the agreement.

         In connection with the Die-Cast License, the Company entered into a personal service and endorsement agreement with Jeff Gordon and an affiliate of Mr. Gordon (the "Endorsement Agreement"). The Endorsement Agreement expires on December 31, 2000. During the term of the Endorsement Agreement, the Company will have the right to use Mr. Gordon's name, likeness, signature, and endorsement in connection with the advertisement, promotion, and sale of the die-cast collectibles to be produced under the Die-Cast License. The Endorsement Agreement requires Mr. Gordon to make two personal appearances and to participate in photo shoots and the production of one television commercial and two radio commercial production sessions per year during the term of the Endorsement Agreement, to the extent that the Company requests him to do so.
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Employment and Consulting Agreements

         In connection with the acquisition of Motorsport Traditions, the Company entered into a two-year employment agreement (the "Employment Agreement") with Kenneth R. Barbee, who served in various executive capacities with Motorsport Traditions prior to the acquisition. Pursuant to the terms of the Employment Agreement, Mr. Barbee will serve as a Vice President of the Company's wholly owned subsidiary, Sports Image, at a salary of $120,000 per year. In addition, Mr. Barbee will be eligible to receive an annual bonus of up to $24,000, as determined by the Company's Board of Directors based upon factors that it deems relevant, including Mr. Barbee's performance. The Company also granted to Mr. Barbee six-year options to acquire 15,000 shares of the Company's Common Stock at an exercise price of $17.50 per share. Of the options granted, options to acquire 7,500 shares were vested at the date of grant and options to acquire the remaining 7,500 shares will vest on the first anniversary of the date of grant.

         Also in connection with the acquisition of Motorsport Traditions, the Company entered into a four-year consulting agreement (the "Consulting Agreement") with John Bickford pursuant to which Mr. Bickford will provide consulting services with respect to representing the Company in the motorsports community, creating new marketing and promotional campaigns, and advising the Company with respect to the motorsports industry. The Company will pay Mr. Bickford an annual fee of $100,000 for services provided in connection with the Consulting Agreement.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to determine whether it is required to provide the financial statements required by this Item 7(a). In the event that the Company determines that it is required to provide the financial statements required by this Item 7(a), such financial statements shall be filed by amendment to this Form 8-K no later than March 24, 1997, in accordance with Item 7(a)(4) of Form 8-K.

(b)      Pro Forma Financial Information.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to determine whether it is required to provide the pro forma financial information required by this Item 7(b). In the event that the Company determines that it is required to provide the financial statements required by this Item 7(b), such financial statements shall be filed by amendment to this Form 8-K no later than March 24, 1997, in accordance with
Item 7(b) of Form 8-K.
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(c)      Exhibits.


Exhibit No.                                   Description of Exhibit
-----------                                   ----------------------

      10.39            Asset  Purchase  Agreement  dated as of  January 1, 1997,
                       among   Action   Performance    Companies,    Inc.,   MTL
                       Acquisition,    Inc.,   Motorsport   Traditions   Limited
                       Partnership, Midland Leasing, Inc., and Motorsports By Mail, Inc.
      10.40 Exchange Agreement dated as of January 1, 1997, among Action Performance Companies, Inc., Kenneth R. Barbee, and Jeffery M. Gordon
      10.41 Promissory Note dated January 1, 1997, in the principal amount of $1,600,000 issued by MTL Acquisition, Inc., as Maker, to Motorsport Traditions Limited Partnership, as Payee, together with Guarantee of Action Performance Companies, Inc.
      10.42 Note Purchase Agreement dated as of January 2, 1997, among Action Performance Companies, Inc., Jefferson-Pilot Life Insurance Company, Alexander Hamilton Life Insurance Company of America, and First Alexander Hamilton Life Insurance Company, together with form of Note, form of Subsidiary Guaranty, and form of Subsidiary Joinder
      10.43 Credit Agreement dated as of January 2, 1997, among Action Performance Companies, Inc., Sports Image, Inc., MTL Acquisition, Inc., and First Union National Bank of North Carolina
      10.44 Registration Agreement dated as of January 1, 1997, among Action Performance Companies, Inc., Motorsport Traditions
                       Limited   Partnership,   Midland   Leasing,   Inc.,   and
                       Motorsports By Mail, Inc.
      10.45 Registration Agreement dated as of January 1, 1997, among Action Performance Companies, Inc., Kenneth R. Barbee, and Jeffery M. Gordon
      10.46 Employment Agreement dated as of January 1, 1997, between Action Performance Companies, Inc. and Kenneth R. Barbee
      10.47 Consulting Agreement dated as of January 1, 1997, between Action Performance Companies, Inc. and John Bickford
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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 1997                            ACTION PERFORMANCE COMPANIES, INC.



                                            By: /s/ Christopher S. Besing
                                               ---------------------------------
                                            Christopher S. Besing
                                            Vice President, Chief Financial
                                            Officer, and Treasurer
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